EXHIBIT 32.1

SECTION 1350 CERTIFICATIONS

In connection with the Annual Report of Glen Burnie Bancorp (the “Company”) on Form 10-K/A for the fiscal year ended December 31, 2024 as filed with the Securities and Exchange Commission and to which this Certification is an exhibit (the “Report”), the undersigned hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company for the periods reflected therein.

Date: April 28, 2025	/s/ Mark C. Hanna
Mark C. Hanna
President, Chief Executive Officer
(Principal Executive Officer)

Date: April 28, 2025	/s/ Jeffrey D. Harris
Jeffrey D. Harris
Chief Financial Officer
(Principal Accounting Officer)